UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2019

AMETEK, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12981	14-1682544
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Cassatt Road, Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 647-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On April 4, 2019, AMETEK, Inc. (the “Company”) issued a press release recommending that our stockholders not tender their shares in response to an unsolicited mini-tender offer by TRC Capital Corporation (“TRC”) to purchase up to 2,000,000 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), representing approximately 0.88% of the outstanding shares of Company Common Stock. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information, including Exhibit 99.1, will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 4, 2019, “AMETEK Recommends Stockholders Reject Mini-Tender Offer by TRC Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMETEK, Inc.

April 4, 2019	By:	/s/ Thomas M. Montgomery
Name: Thomas M. Montgomery
Title: Senior Vice President – Comptroller